UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2014

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HOPTO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction	Commission File Number	(IRS Employer
of Incorporation)		Identification No.)

1919 S. Bascom Avenue, Suite 600		95008
Campbell, CA
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The voting results for the matters submitted to a vote of our stockholders at the Annual Meeting of Stockholders of hopTo Inc. ("the Company") held on June 16, 2014, which are described in detail in our proxy statement filed with the Securities and Exchange Commission on May 9, 2014, are as follows:

1.	The election of two Class III directors to serve until our 2017 annual meeting of stockholders:
	For	Withheld	Broker Non-Votes
Eldad Eilam	38,056,244	1,173,441	38,307,541
Jeremy E. Verba	39,004,790	224,895	38,307,541

2. The amendment of the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock at a ratio to be determined by the Company's board of directors within a specified range and a reduction in the authorized number of shares of the Company's common stock based on one-half of the reverse stock split ratio, except in the case of a one-for-two reverse split ratio:

For	Against	Abstain	Broker Non-Votes
71,441,502	5,787,347	313,302	0

3.	Advisory vote on the compensation of the Company's named executive officers:
For	Against	Abstain	Broker-Non-votes
36,618,771	2,425,229	190,613	38,307,541

4.	Ratification of the appointment of Macias, Gini & O'Connell, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014:
For	Against	Abstain	Broker Non-votes
76,787,102	686,821	68,230	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOPTO INC.

Dated: June 20, 2014

By: /s/ Jean-Louis Casabonne Jean-Louis Casabonne Chief Financial Officer, Secretary